EXHIBIT 21.1     SUBSIDIARIES


The Registrant has no parent. The direct and indirect subsidiaries of the Registrant and their respective States or other jurisdictions of incorporation are as follows:

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
                                                                                               Percentage of
                                                                                               Voting Stock
                                                                                               Owned by
                                                                                               Company and
                                                               Jurisdiction                    Each Other
Name of Subsidiary                                             of Incorporation                Subsidiary
- - - ------------------                                             -----------------               -------------

Carter Automotive Company, Inc.                                Delaware, U.S.A.                100%
Mather Seal Company                                            Michigan, U.S.A.                100%
Metaltec, Inc.                                                 Michigan, U.S.A.                100%
Federal-Mogul Funding Corp.                                    Michigan, U.S.A.                100%
Federal-Mogul World Wide, Inc.                                 Michigan, U.S.A.                100%
Federal-Mogul Venture Corporation                              Nevada, U.S.A.                  100%
Federal-Mogul World Trade, Inc.                                Nevada, U.S.A.                  100%
Federal-Mogul Bruss Sealing Systems                            South Carolina, U.S.A.           74%
  (Partnership)
In-De-Co., H. Minoli, S.A.I.C.                                 Argentina                         61%
Neoprint, S.A.                                                 Argentina                         60%
Federal-Mogul Pty. Ltd.                                        Australia                        100%
Federal-Mogul Handelsgesellschaft m.b.H.                       Austria                          100%
Federal-Mogul World Trade E.C.                                 Bahrain                          100%
Federal-Mogul World Trade Ltd. ("FSC")                         Barbados                         100%
Coventry Assurance Ltd.                                        Bermuda                          100%
Federal-Mogul Boliviana, S.A.                                  Bolivia                          100%
Federal-Mogul Comercio Internacional, S.A.                     Brazil                           100%
Glyco do Brasil                                                Brazil                           100%
Federal-Mogul Canada Investment Co.                            Canada                           100%
Federal-Mogul Canada Limited                                   Canada                           100%
Federal-Mogul Cayman Investment Company                        Canada                           100%
  Limited
Federal-Mogul World Trade Chile Ltda.                          Chile                             99%
Federal-Mogul de Costa Rica, S.A.                              Costa Rica                       100%
Federal-Mogul Dominicana, S.A.                                 Dominican Republic               100%
Federal-Mogul del Ecuador, S.A.                                Ecuador                          100%
Federal-Mogul S.A.                                             France                           100%
BHW GmbH                                                       Germany                          100%
Federal-Mogul GmbH                                             Germany                          100%
F-M Motorentiele Holding GmbH                                  Germany                          100%
Glyco AG                                                       Germany                          100%
Glyco KG (partnership)                                         Germany                          100%
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                                                       SUBSIDIARIES (cont.)

                                                                                               Percentage of
                                                                                               Voting Stock
                                                                                               Owned by
                                                                                               Company and
                                                               Jurisdiction                    Each Other
Name of Subsidiary                                             of Incorporation                Subsidiary
- - - ------------------                                             -----------------               -------------

Glyco Antriebstechnik GmbH                                     Germany                         100%
Federal-Mogul de Guatemala, S.A.Guatemala100%
Federal-Mogul World Trade Hong Kong, Ltd.                      Hong Kong                       100%
Federal-Mogul S.p.A.                                           Italy                           100%
Federal-Mogul Japan K.K.                                       Japan                           100%
Federal-Mogul World Trade SDN, BHD                             Malaysia                        100%
Conaba S.A. de C.V. ("CONABA")                                 Mexico                           51%
Federal-Mogul S.A. de C.V. ("PUEBLA")                          Mexico                           61%
Manufacturas Metalicas Linan S.A. ("LINAN")                    Mexico                          100%
Raimsa S.A. de C.V. ("RAIMSA")                                 Mexico                           70%
Servicios Administrativos Industriales,                        Mexico                          100%
  S.A. ("SAISA")
Servicios de Components Automotrices,                          Mexico                          100%
  S.A. ("SEDECA")
Subensambles Internacionales S.A. de C.V.                      Mexico                          100%
Femosa Mexico, S.A.                                            Mexico                           90%
Glyco B.V.                                                     Netherlands                     100%
Federal-Mogul New Zealand Limited                              New Zealand                     100%
Federal-Mogul Panama, S.A.                                     Panama                          100%
Federal-Mogul World Trade Pte. Ltd.                            Singapore                       100%
Federal-Mogul Distribucion, S.A.                               Spain                            51%
Federal-Mogul S.A.                                             Switzerland                     100%
Federal-Mogul Holding U.K., Limited                            United Kingdom                  100%
Federal-Mogul, Limited                                         United Kingdom                  100%
Federal-Mogul Divestiture Limited                              United Kingdom                  100%
Federal-Mogul Uruguay                                          Uruguay                         100%
Federal-Mogul de Venezuela C.A.                                Venezuela                       100%
La Font Repuestos C.A.                                         Venezuela                       100%

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